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                                                              Exhibit 11.1
                     PAYLESS SHOESOURCE, INC.
               COMPUTATION OF NET EARNINGS PER SHARE


                                             13 Weeks Ended
(Thousands, except per share)           ------------------------
                                          May 3,        May 4,
                                           1997          1996
                                        ----------     ---------
Net earnings                            $   32,427     $  24,226

Common shares outstanding                   39,897        40,365
                                        ----------     ---------
Net earnings per share                  $      .81     $     .60
                                        ==========     =========

Primary Computation:
-------------------
Net earnings                            $   32,427     $  24,226

Common shares outstanding                   39,897        40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                                 161            16
                                        ----------     ---------
Outstanding shares for primary
  earnings per share                    $   40,058     $  40,381
                                        ==========     =========
Primary earnings per share              $      .81     $     .60
                                        ==========     =========

Fully Diluted Computation:
-------------------------
Net earnings                            $   32,427     $  24,226

Common shares outstanding                   39,897        40,365

Net effect of dilutive stock
  options based on the treasury
  stock method                                 176            16
                                        ----------     ---------
Outstanding shares for fully
  diluted earnings per share            $   40,073     $  40,381
                                        ==========     =========
Fully Diluted earnings per share        $      .81     $     .60
                                        ==========     =========


Note: Outstanding shares used in earnings per share calculation for 1997 is computed by dividing net earnings by the average common shares outstanding during the period. The Company's first quarter 1996 outstanding shares were calculated based on the number of Company shares issued and oustanding as of May 4, 1996, the date of the spin-off from The May Department Stores Company.



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